SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Cancer Treatment Holdings, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter


                -----------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid
     (2)  Form, Schedule or Registration Statement No.
     (3)  Filing Party:
     (4)  Date Filed:

                        CANCER TREATMENT HOLDINGS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 16, 1995

TO THE SHAREHOLDERS OF CANCER TREATMENT HOLDINGS, INC.,

     Notice is hereby given that an Annual Meeting of Shareholders of Cancer Treatment Holdings, Inc., a Nevada corporation, will be held on Thursday, November 16, 1995, at the Tower Club, One Financial Plaza, Fort Lauderdale, Florida 33394 at 9:00 a.m. (EST) to consider and vote upon the following proposals, all of which are set forth more completely in the accompanying proxy statement:

     (1) The election of two persons to the Board of Directors to serve for a term of three years and until their successors are duly elected and qualified;

     (2) To ratify the appointment of Coopers & Lybrand, as the Company's independent public accountants, for the fiscal year ending May 31, 1996; and

     (3) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on October 6, 1995 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Ullrich Klamm, Ph.D., Chairman and President

Fort Lauderdale, Florida
October 9, 1995

IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AND A QUORUM AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE (WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED, BY FILING WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF CANCER TREATMENT HOLDINGS, INC. SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY DESIRE TO DO SO.

                        CANCER TREATMENT HOLDINGS, INC.
                    4491 SOUTH STATE ROAD SEVEN, SUITE 200
                        FORT LAUDERDALE, FLORIDA 33314
                                (305) 321-9555

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cancer Treatment Holdings, Inc., a Nevada corporation (the "Company"), of proxies in the enclosed form for use at the Annual Meeting of Shareholders to be held on November 16, 1995, and at any adjournment(s) thereof. The approximate date on which this proxy statement and the enclosed proxy are first being mailed to shareholders is October 9, 1995.

     The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the shareholders appointing them. In the absence of such directions, shares will be voted for all proposals described herein and, in the proxies' discretion, upon such other matters as may properly come before the Annual Meeting. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. A shareholder may revoke his proxy at any time prior to its use, however, such revocation will not be effective until the Secretary of the Company has been so notified in writing. It is therefore prudent to send such notice of revocation by certified or registered mail, return receipt requested, to Secretary, Cancer Treatment Holdings, Inc., Suite 200, 4491 South State Road Seven, Fort Lauderdale, Florida 33314.

     The cost of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without additional compensation.

     Only holders of shares of Common Stock of record at the close of business on October 6, 1995 will be entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. As of the close of business on October 6, 1995, the Company had outstanding 3,495,765 shares of Common Stock.

     In accordance with the Company's By-laws, the quorum necessary to conduct business at the Annual Meeting is one-third of the outstanding shares of the Company's Common Stock. The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the two Directors and for the ratification of the Company's independent public accountants.

     Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.


     A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 4491 South State Road Seven, Suite 200, Fort Lauderdale, Florida 33314, for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

     Officers and Directors of the Company currently beneficially own approximately 16.3% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Shareholders." Accordingly, approval of the aforesaid matters is not virtually assured.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of October 1, 1995, the number of shares of the Company's Common Stock held of record or beneficially by (i) each person who held of record or was known by the Company to be the beneficial owner of more than 5 percent of the Company's outstanding Common Stock; (ii) each of the Company's directors; (iii) each of the Company's named executive officers, directors and nominees for director and (iv) all executive officers and directors of the Company as a group.

                                Number of Shares            Percent of
Name of                         of Common Stock                 Shares
Beneficial Owner               Beneficially Owned(1)   Outstanding (2)
----------------               ---------------------   ---------------
Ullrich Klamm, Ph.D.               387,334 (3)                   10.1%
Stanley L. Malkin, M.D.            284,000 (4)                    7.6%
Louis W. Boisvert, III              27,800 (5)                     *
Jack W. Buechner                     7,500 (6)                     *
John C. Mull, M.D.                 112,500 (7)                    3.2%
John P. Rosenthal                   83,789 (8)                    2.4%
Salvatore P. Russo, Ph.D.            3,500 (9)                     *
All officers and directors
 as a group (8 persons)            634,723 (10)                  16.3%

 *   Represents less than 1% of the outstanding Company Common Stock.
------------
Footnotes appear on next page

Footnotes from preceding page:

 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such persons within 60 days from October 6, 1995, upon the exercise of options or warrants. Except as otherwise indicated, the nature of the beneficial ownership is record and direct.

 (2) Each beneficial owner's percentage ownership is determined by assuming that options or warrants held by such person (but not those held by any other persons) and which may be exercised within 60 days from October 6, 1995 have been exercised.

 (3) Consists of 333,334 shares subject to presently exercisable options, 40,000 shares owned individually and 14,000 shares owned by an affiliated corporation, Hospital Diagnostic Equipment Corp. ("HDEC").


 (4) Consists of 250,000 shares subject to presently exercisable options, 20,000 shares owned individually and 14,000 shares owned through an affiliated corporation, HDEC.

 (5) Includes 25,000 shares subject to presently exercisable options.

 (6) Includes 7,500 shares subject to presently exercisable options.

 (7) Includes 2,500 shares subject to presently exercisable options.

 (8) Includes 19,000 shares subject to presently exercisable warrants and 7,500 shares subject to presently exercisable options.

 (9) Includes 2,500 shares subject to presently exercisable options.

(10) Includes shares issuable upon exercise of presently exercisable warrants and options, as described in the Notes above, and 12,600 shares (including 11,600 shares subject to presently exercisable options) beneficially owned by Lisa Dobrovosky, Treasurer of the Company.

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall be divided into three classes. The Company currently has five Directors. At the 1995 Annual Meeting of Shareholders, shareholders will elect two directors. Jack W. Buechner and John P. Rosenthal are nominated to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     Ullrich Klamm, Ph.D. and John C. Mull, M.D. will continue to serve as Directors in the class whose term expires in 1996. Salvatore P. Russo, Ph.D. will continue to serve as a Director in the class whose term expires in 1997.

     The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below.

              Nominees for Election at this Year's Annual Meeting

                                                               Director  Term
Name                Age       Principal Occupation             Since     Expires
----                ---       --------------------             --------  -------
Jack W. Buechner    55        Attorney at the Washington,        1993     1995
                              D.C. law firm of Manatt Phelps
                              Phillips.  Previously, general
                              counsel to the governmental
                              consulting firm of Linton,
                              Mields, Reisler and Cottone in
                              Washington, D.C., a partner in
                              The Hawthorn Group, L.L.C. in
                              Arlington, Virginia, and
                              President of the International
                              Republican Institute, a founda-
                              tion that promotes democracy
                              in foreign countries.  From 1986
                              to 1990, a United States
                              Representative from the
                              State of Missouri.

John P. Rosenthal   62        Senior Vice President of           1993     1995
                              Burnham Securities, Inc. since
                              February 1991.  From 1972 to
                              1991, senior partner of
                              Silberberg, Rosenthal & Co., an
                              investment banking firm.
                              Director of the Neuberger &
                              Berman Equity Funds.

   Current Directors Whose Terms Will Continue After The 1995 Annual Meeting

Ullrich Klamm, Ph.D.56        Chairman of the Board, Chief       1993     1996
                              Executive Officer, President and
                              a Director.  Since 1987,
                              President and a Director of
                              Hospital Diagnostic Equipment
                              Corp. ("HDEC"), a private
                              company that owns and
                              operates high technology
                              medical diagnostic equipment,
                              primarily in rural areas.

John C. Mull, M.D.  61        Partner, Hutchinson Clinic,        1994     1996
                              P.A., a medical practice
                              since 1967.  Director,
                              Central Bank & Trust Co.
                              from 1972 to present.


Salvatore P. Russo,      65   Health care consultant in          1994     1997
     Ph.D.                    Boston, MA since 1993.  From
                              1974 until 1993, Administrator
                              of the Shriners Burns Institute
                              in Boston, MA, specializing in
                              children with severe burns.

            Executive Officers of the Company Who Are Not Directors

Louis W. Boisvert, III   33   Chief Financial Officer and Vice President of
                              Finance of the Company since August 1993. For more than five years prior thereto, Mr. Boisvert was employed by Deloitte and Touche, and served in the most recent capacity as senior audit manager.
                              Mr. Boisvert is a Certified Public Accountant.

Lisa Dobrovosky          32   Treasurer of the Company since August 1993 and
                              employed in the accounting department of the Company since June 1992. From January 1991 to
                              May 1992, Ms. Dobrovosky was employed by
                              General Rent-a-Car as an accountant. For three years prior thereto, Ms. Dobrovosky was employed as a staff accountant at Ahearn, Jasco & Co., a public accounting firm.

Carol Befanis O'Donnell  38   Secretary of the Company since November 1994.
                              For more than five years prior thereto, Ms.
                              O'Donnell was self-employed as an attorney specializing in the practice of corporate and securities law.

     During the fiscal year ended May 31, 1995, the Board of Directors held four formal Board meetings. Each Director of the Company attended more than 75 percent of the meetings of the Board of Directors held during the period when such individual was a Director.

     The Company does not have any standing nominating committee of the Board of Directors.

     The Company has an audit committee of the Board of Directors of which Mr. Buechner, Dr. Mull and Mr. Rosenthal are members. The audit committee performs various functions involving the supervision of the Company's financial affairs, including reviewing the Company's annual audits and overseeing its internal control procedures. During the fiscal year ended May 31, 1995, three meetings of the audit committee were held and each member attended at least 75 percent of said meetings.

     The Company has a compensation committee of the Board of Directors of which Dr. Mull, Mr. Rosenthal and Dr. Russo are members. During the fiscal year ended May 31, 1995, one meeting of the compensation committee was held and each member attended at least 75 percent of said meetings.

     The Company also has an executive committee of the Board of Directors of which Mr. Buechner, Dr. Klamm and Mr. Rosenthal are currently members. The executive committee is empowered to act on behalf of the Board between Board meetings as well as serve as the compensation committee. During the fiscal year ended May 31, 1995, no meetings of the executive committee were held.

     To the best of the Company's knowledge, during the fiscal year ended May 31, 1995 or prior years, no person who was a director, officer, or beneficial owner of more than 10% of any class of equity securities of the registrant registered pursuant to Section 12, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information about the compensation paid or accrued by the Company during the fiscal years ended May 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer and to each of the other most highly compensated Executive Officers of the Company whose aggregate compensation exceeded $100,000 in the fiscal year ended May 31, 1995.

                          Summary Compensation Table

                                                                                    Long-Term
                                  Annual Compensation                              Compensation
                          ------------------------------------                 -------------------
(a)                       (b)     (c)       (d)     (e)            (f)         (g)           (h)       (i)
                                                    Other          Restricted  Securities
                                                    Annual         Stock       Underlying    LTIP      All Other
Name                      Year    Salary    Bonus   Compensation   Award(s)    Option/SARs   Payouts   Comp.
                                  ($)       ($)     ($)            (#)         (#)           ($)       ($)
                                  ---       ---     ---            ---         ---           ---       ---
Ullrich Klamm, Ph.D.      1995    108,848   25,000  25,200         -           -             -         -
 Chairman of the Board,   1994    105,574   15,000  19,600         -           -             -         -
 Chief Executive          1993     34,333   -       -              -           250,000       -         -
 Officer, President

Louis W. Boisvert, III    1995     86,250   25,000  -              -           -             -         -
 Chief Financial Officer  1994     57,534   25,000  -              -           -             -         -
                          1993    -         -       -              -           -             -         -

Stanley L. Malkin, M.D.   1995    108,848   -       18,000         -           -             -         -
 Executive Medical        1994    105,574   -       16,600         -           -             -         -
 Director                 1993     34,333   -       -              -           -             -         -

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values

     The following table sets forth information concerning the value of unexercised stock options at the end of the 1995 fiscal year for the persons named in the Summary Compensation Table.

(a)                      (b)             (c)       (d)                        (e)
                                                   Number of Securities
                                                   Underlying Unexer-         Value of Unexercised
                         Shares          Value     cised Options at           In-The-Money Options at
                         Acquired        Realized  Fiscal Year End            Fiscal Year End ($)
Name                     on Exercise(#)  ($)       Exercisable/Unexercisable  Exercisable/Unexercisable
----                     --------------  ---       -------------------------  -------------------------
Ullrich Klamm, Ph.D.          0          0         250,000/0                           0/0
Stanley L. Malkin, M.D.       0          0         250,000/0                           0/0

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     Pursuant to employment contracts with the Company, Dr. Klamm and Dr. Malkin each receive compensation of $100,000 with annual increases equal to the increase in the Consumer Price Index and an incentive bonus of 5 percent of any increase in the Company's consolidated net income, before extraordinary items and income taxes, ("Net Income") from the fiscal year ending May 31, 1992, and thereafter from any subsequent year in which Net Income was greater than Net Income for fiscal year ended May 31, 1992. The employment contracts are for a term of four years commencing February 1, 1993.

Compensation of Directors

     All Directors, except Dr. Klamm, are paid directors' fees of $500 per meeting attended and are reimbursed for all out-of-pocket expenses incurred in connection with their duties as directors.

     On February 12, 1993, the Board of Directors approved the grant of stock options to non-employee directors as follows: on June 1 of each year commencing in 1993 each non- employee director will be granted fully-vested options to purchase 2,500 shares of the Company's Common Stock at the closing price on that date, exercisable for a period of five years. On August 31, 1994, the Board of Directors approved the grant of stock options to non-employee directors elected at or after the Annual Meeting of Shareholders held on November 14, 1994 to purchase 2,500 shares upon their election, and an additional 2,500 shares on each anniversary thereafter while such director continues to serve the Company as such, with a maximum of 10,000 shares to be granted to any director during the term of his office. The exercise price of each option is the fair market value of the Common Stock on the date the options are granted, with an option expiration date of five years after the date of grant or the date on which a director ceases to serve as such, whichever is sooner.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has retained, subject to shareholder ratification, Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending May 31, 1996. Coopers & Lybrand has served as the Company's independent public accountants since 1986, and has no financial interest, either direct or indirect, in the Company. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from shareholders at such time. If the shareholders do not ratify the appointment of Coopers & Lybrand, as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

     The Board of Directors recommends a vote in favor of this proposal.

                 DEADLINE FOR REPORT OF SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company no later than June 8, 1996 at its principal executive offices, Attention: Secretary, for inclusion in the proxy statement and form of proxy relating to the 1996 Annual Meeting of Shareholders.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Ullrich Klamm, Ph.D.,
                                   Chairman and President

Fort Lauderdale, Florida
October 9, 1995

  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF CANCER TREATMENT HOLDINGS, INC.
                    4491 South State Road Seven, Suite 200
                        Fort Lauderdale, Florida 33314
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANCER TREATMENT HOLDINGS, INC.

     The undersigned hereby appoints Ullrich Klamm, Ph.D. and Louis W.
Boisvert, III, as Proxies, and each or any of them, with power of substitution, with the power to represent and to vote, as designated hereon, at the Annual Meeting of the Shareholders of Cancer Treatment Holdings, Inc. to be held on November 16, 1995, at 9:00 a.m., Eastern Standard Time, at the Tower Club, One Financial Plaza, Fort Lauderdale, Florida 33314, or any adjournment thereof, all shares of the Common Stock of Cancer Treatment Holdings, Inc. which the undersigned owns of record as of October 6, 1995, and with the same effect as if the undersigned is personally present at said Annual Meeting or any adjournment(s) thereof.

1.  Election of two Directors (For all nominees, except as marked below.)

          [ ] FOR             [ ] WITHHOLD AUTHORITY

              Jack W. Buechner    John P. Rosenthal

________________________________________________________________________________

2. To ratify the appointment of Coopers & Lybrand, as the Company's independent public accountants, for the fiscal year ending May 31, 1995.

             [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. To act upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.

                              (See reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF COOPERS & LYBRAND, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                              Dated:                         1995

                              __________________________________________________
                                                  Signature

                              __________________________________________________
                                                  Signature

                              (Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, attorneys and corporate officers should add their titles. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.)